                                                                    Exhibit 10.7

                                AMERISAFE, INC.
                           2005 EQUITY INCENTIVE PLAN
                     INCENTIVE STOCK OPTION AWARD AGREEMENT

      THIS OPTION AWARD AGREEMENT (this "Agreement"), dated as of __________, is entered into between AMERISAFE, INC. a Texas corporation (the "Company"), and ____________________ ("Optionee"). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the AMERISAFE, Inc. 2005 Equity Incentive Plan (the "Plan").

      1. Grant of Option Right. Pursuant to the Plan, the Company hereby grants to Optionee, as a Participant in the Plan and effective as of the Date of Grant (as defined in Section 3), an option right ("Option Right") to purchase ___ shares ("Option Shares") of the Company's common stock, par value $0.01 per share ("Common Shares"), at the price of $_________ per share (the "Option Price").

      2. Type of Option Right. The Option Right is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

      3. Date of Grant. The effective date of the grant of this Option Right is _______ ("Date of Grant").

      4. Date of Expiration. This Option Right shall expire on the tenth anniversary of the Date of Grant (the "Date of Expiration"), unless earlier terminated under Section 7(a).

      5. Vesting of Option Right.

            (a) Except as otherwise provided in this Agreement, the Option Right shall become vested and exercisable to the extent of 20% of the Option Shares on each of the first five anniversaries of the Date of Grant; provided, however, that if the Board determines that Optionee has satisfied the management objectives established by the Board and attached as Appendix A hereto as of the ____ anniversary of the Date of Grant, the Option Right shall become fully vested and exercisable on the ____ anniversary of the Date of Grant.

            (b) Notwithstanding the provisions of Section 5(a) above, the Option Right shall become immediately vested and exercisable in full upon the occurrence of a Change in Control, as defined in the Plan.

            (c) Notwithstanding Section 5(a) above, the Board, in its sole discretion, may determine within 60 days following one of the events described in clauses (i) through (iii) below that the Option Right shall become immediately exercisable in full (i) if Optionee becomes permanently disabled (as determined by the Board), (ii) if Optionee dies while an employee of the Company or a Subsidiary, (iii) if Optionee retires at or after the earliest voluntary retirement age permitted by his or her employer or with the consent of the Board, or (iv) under other special circumstances.

      6. Manner of Exercise.

            (a) To the extent that the Option Right is exercisable in accordance with Section 5, the Option Right may be exercised by Optionee at any time, or from time to time, in whole or in part on or prior to the Termination Date; provided, however, that Optionee must exercise the Option Right in multiples of 100 Option Shares unless fewer than 100 Option Shares are available for purchase by Optionee under this Agreement at the time of exercise.

            (b) Optionee shall exercise the Option Right by delivering a signed written notice to the Company, which notice shall specify the number of Option Shares to be purchased and be accompanied by payment in full of the Option Price and any required taxes (as provided in the Plan) for the number of Option Shares specified for purchase; provided, however, that payment of the Option Price may be deferred and paid from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

            (c) The Option Price shall be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by Optionee for at least six months having a Market Value per Share at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

            (d) The Company's obligation to deliver Option Shares to Optionee is subject to and conditioned upon Optionee satisfying all tax obligations associated with Optionee's exercise of the Option Right. The Company and its Subsidiaries, as applicable, shall be entitled to deduct from any payment otherwise due to Optionee the amount necessary to satisfy all such taxes.

            (e) Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company will cause certificates for the Option Shares purchased hereunder to be delivered to Optionee.

      7. Termination.

            (a) The Option Right shall terminate on the earliest of the following dates (such date, the "Termination Date"):

                  (i) 90 days after Optionee's employment with the Company or a
            Subsidiary is terminated for any reason other than permanent disability (as determined by the Board) or death; provided, however, that Optionee's Option Right shall terminate immediately if Optionee is terminated for cause. For purposes of the foregoing, termination for cause shall [mean the involuntary termination of Optionee's employment initiated by Optionee's employer for any of the disciplinary reasons set forth in the employee handbook of Optionee's employer] [be as defined in Optionee's employment agreement] as in effect at the time of termination.

                  (ii) One year after Optionee becomes permanently disabled (as determined by the Board) or dies, if Optionee dies or becomes permanently disabled while an employee of the Company or Subsidiary; or

                  (iii) The Date of Expiration.

            (b) Subject to Section 5(c), during the 90-day period referred to in
      Section 7(a)(i) above and the one-year period referred to in Section 7(a)(ii) above, the Option Right may be exercised only to the extent that, at the time that Optionee ceases to be an employee of the Company or a Subsidiary, it is exercisable pursuant to Section 5 hereof.

            (c) For the purposes of this Agreement, the continuous employment of Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Company or Subsidiary by reason of (i) the transfer of Optionee's employment among the Company and its Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Optionee's employment with the Company or any Subsidiary.

      8. Share Certificates. All certificates evidencing Option Shares purchased pursuant hereto, and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing Option Shares which, in the opinion of counsel for the Company, are subject to similar legal requirements, shall have endorsed thereon before issuance such restrictive or other legends as the Company (upon advice of counsel) may deem necessary or advisable. The Company and any transfer agent shall not be required to register or record the transfer of any such shares unless and until the Company or its transfer agent shall have received from Optionee's counsel an opinion, in a form satisfactory to the Company, that any such transfer will not be in violation of any applicable law, rule or regulation. Optionee agrees not to sell, assign, pledge or otherwise dispose of any Option Shares or any Common Shares that are subject to restrictions on transfer described in this Section 8 without the Company first receiving such an opinion.

      9. Transfer. The Option Right may not be transferred by Optionee except by will or the laws of descent and distribution and may not be exercised during the lifetime of Optionee except by Optionee or Optionee's guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.

      10. Disqualifying Dispositions. If within one year of exercising the Option Right, Optionee sells, assigns or transfers such Common Shares, Optionee agrees to provide immediate written notice to the Company of such disposition including the date, number of shares and consideration received for such disposition.

      11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal or state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise and issuance of the Option Shares would result in a violation of any such laws.

      12. Employment Rights. This Agreement shall not confer on Optionee any right with respect to the continuance of employment or other service with the Company or any Subsidiary. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of Optionee at any time.

      13. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

      If to the Company, at:   the Company's principal executive attention of
                               the Secretary office, addressed to the

      If to Optionee, at:      Optionee's address provided by Optionee on the
                               last page hereof

Either the Company or Optionee may change the above designated address by written notice to the other specifying such new address.

      14. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

      15. Amendments. The Plan may be amended, suspended or terminated and this Agreement may be amended by the Board for purposes of satisfying changes in the law or for any other lawful purposes, provided that (i) no such action shall adversely affect Optionee's rights under this Agreement without Optionee's consent, and (ii) all such amendments shall be in writing.

      16. Integration. The Option Right is granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to the Optionee and is available upon request to the Secretary at the address specified in Section 13 and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Optionee and supersede any prior understandings or agreements, whether written or oral, with respect to the Option Right.

      17. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

      18. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Texas, without regard to the conflict of laws principles thereof.

      19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

                                   AMERISAFE, INC.

                                   By:  ________________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option Right subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date: _________________________         _____________________________
                                        Optionee

OPTIONEE: Please complete/update the following information, as applicable.

Name:                           ________________________________________
                                ________________________________________
Home Address:                   ________________________________________
                                ________________________________________
Social Security Number:         ________________________________________